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Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in the registration Statement of Diamond Entertainment Corporation on Form S-8 of our report dated August 7, 1998, on our audit of the financial statements of Diamond Entertainment Corporation. We also consent to the reference of our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.


                                                   /s/ Moore Stephens, P.C.
                                                   -----------------------------
                                                   MOORE STEPHENS, P.C.
                                                   Certified Public Accountants.

Cranford, New Jersey
February 23, 1999.


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